Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated December 10, 2007 with respect to the shares of Common Stock of Star Bulk Carriers Corp. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: December 10, 2007

RCG CARPATHIA MASTER FUND, LTD.			RAMIUS SECURITIES, L.L.C.

By:	Ramius Capital Group, L.L.C.,		By:	Ramius Capital Group, L.L.C.,
	its investment advisor			its sole member
By:	C4S & Co., L.L.C.,		By:	C4S & Co., L.L.C.,
	as managing member			as managing member

RCG BALDWIN, L.P.			RCG CRIMSON, LP

By:	Ramius Advisors, LLC,		By:	Ramius Capital Group, L.L.C.,
	its investment advisor			its managing member
By:	Ramius Capital Group, L.L.C.,		By:	C4S & Co., L.L.C.,
	its managing member			as managing member
By:	C4S & Co., L.L.C.,
as managing member

RAMIUS SECURITIES, L.L.C.			C4S & CO., L.L.C.

By:	Ramius Capital Group, L.L.C.,
its sole member
By:	C4S & Co., L.L.C.,
as managing member

RAMIUS CAPITAL GROUP, L.L.C.

By:	C4S & Co., L.L.C.,
as managing member

		By:	/s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

JEFFREY M. SOLOMON

/s/ Jeffrey M. Solomon
Individually and as attorney-in-
fact for Peter A. Cohen, Morgan B.
Stark and Thomas W. Strauss